UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 10, 2014

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On November 6, 2014, Swift Energy Company (the “Company”) furnished to the Securities and Exchange Commission (the “Commission”) a Form 8-K current report under Item 2.02 thereof, to which the Company attached a news release issued before the market opened on November 6, 2014, announcing the Company’s preliminary unaudited financial results for the third quarter of 2014, and among other items reported that certain of its officers would discuss those financial results in a conference call to be held that morning. In the afternoon following the release and conference call, in conjunction with preparation of its Form 10-Q for the quarter ended September 30, 2014, the Company discovered an error (the “ceiling-test-error”) in its reporting for certain periods prior to 2014, which is described in greater detail in Item 4.02 below. As is also described more fully below, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded on November 10, 2014 that this ceiling-test-error has an impact on the Company’s previously released preliminary unaudited financial results for the third quarter of 2014. The Company expects that correction of the error will result in the Company’s previously announced net income of $0.06 per share for the third quarter of 2014 being reduced to approximately $0.04 per share to $0.05 per share.
Consequently, the Company’s previously announced preliminary unaudited financial data for the period ended September 30, 2014 should not be relied upon. The Company’s press release dated November 11, 2014, updating its November 6 news release and otherwise discussing the matters covered by Item 4.02 of this Form 8-K report, is attached hereto as Exhibit 99.1. The Company intends to file its Form 10-Q report for the quarter ended September 30, 2014 with the Commission on or before November 17, 2014.
Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The ceiling-test-error was discovered on November 6, 2014, in conjunction with the Company’s preparation of its Form 10-Q report for the period ended September 30, 2014. The ceiling-test-error relates to the incorrect inclusion in prior periods of the tax effect of the Company’s asset retirement obligations when computing the ceiling test limitation of its oil and natural gas properties under full-cost method of accounting and has the effects outlined below.
Following review with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm of the information regarding the ceiling-test-error, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded on November 10, 2014 that the Company’s previously issued annual audited financial statements for the years ended December 31, 2013, 2012 and 2011 (contained in its Annual Report on Form 10-K filed with the Commission on March 3, 2014) and its unaudited financial statements for the periods ended March 31, 2014 and 2013, and June 30, 2014 and 2013 (contained in its Quarterly Reports on Form 10-Q filed with the Commission on May 1, 2014 and August 1, 2014, respectively), should no longer be relied upon, and determined that those financial statements will be restated. Further, a material weakness in internal control existed as of December 31, 2013. Similarly, Ernst & Young’s reports on the financial statements, including the effectiveness of internal control over financial reporting as of December 31, 2013, together with management’s report on the effectiveness of internal control over financial reporting as of December 31, 2013, as well as the elements of related press releases and other stockholder communications describing the portion of the Company’s financial statements for these periods that need to be restated should no longer be relied upon.
Based on the review referred to above, the Audit Committee has made the following more specific determinations in connection with the ceiling-test-error:

●
The model used to compute the Company’s full cost ceiling test calculation in accordance with SEC Regulation S-X 4-10 (c)(4) has resulted in historical ceiling calculations that were in error dating back to the 2008 fiscal year.

●
This specific error involves the consistent incorrect inclusion of the deferred tax asset related to the Company’s asset retirement obligation (ARO) liability in the Company’s ceiling calculation, specifically within the “costs subject to the ceiling” component of the calculation.

●	The ceiling calculation model to be used on a going-forward basis has been corrected.
The currently estimated impact of this error upon the Company’s historical financial statements is as follows:

●
As of December 31, 2013, the correction of this error is expected to increase the Company's overall net oil and gas property balances by approximately $50 million, increase its deferred tax liability by approximately $20 million, and increase its retained earnings by approximately $30 million. Of the $30 million increase in retained earnings, approximately $15 million pertains to periods prior to 2013.

●
The ceiling-test-error resulted in an understatement of the undepleted full cost pool subject to depletion in all periods after a ceiling write-down. At December 31, 2013, the date of the Company’s most recent ceiling writedown of approximately $74 million (on a pre-tax basis), the ceiling writedown is overstated by approximately $27 million (on a pre-tax basis). Correction of this overstatement is currently anticipated to substantially reduce the Company’s previously reported net loss for 2013. A similar error occurred in connection with the Company’s full cost ceiling writedowns at December 31, 2008 and March 31, 2009.

●
As a result of the overstatement of the ceiling write-downs previously reported in 2008, 2009, and 2013, depletion expense reported for all periods subsequent to each of the respective write-downs is understated. For the first two fiscal quarters of 2014 (financial statements for which are included in the Company's Forms 10-Q filed with the Commission on May 1, 2014 and August 1, 2014, respectively), correction of the ceiling-test-error is expected to decrease net income for each quarterly period by amounts currently estimated to be approximately $500,000 for each period.
See Item 2.02 above for information regarding the currently estimated impact of this error upon results for the third quarter of 2014.
In addition to the correction of the ceiling-test-error, the Company will be correcting for other previously identified immaterial errors for all applicable periods referred to above.
The Company will file with the Commission an amendment to its Form 10-K report for the period ended December 31, 2013 and amendments to its Form 10-Q reports for the periods ended March 31, 2014 and June 30, 2014, to reflect the correction of the ceiling-test-error described above and other previously identified immaterial errors, and to restate the financial statements contained in these filings. The Company is contemporaneously filing a Form 12b-25 with respect to its Form 10-Q report for the quarter ended September 30, 2014, which was due on November 10, 2014. The Company expects to file these amendments, together with its Form 10-Q report for the quarter ended September 30, 2014, within the five-day grace period available under the Commission’s Rule 12b-25 for annual or quarterly filings that cannot be made on a timely basis.
The Audit Committee has discussed the matters described in this Item 4.02 with the Company’s independent registered public accounting firm.
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or estimates, or other statement other than statements of historical fact, are forward-looking statements. Although the Company believes that the estimations and expectations reflected in such forward-looking statements are reasonable, no assurances can be given that such estimations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of Swift Energy Company with the Securities and Exchange Commission.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibit.

Exhibit Number	Description

99.1	Press Release dated November 11, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2014

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 11, 2014